Exhibit 99.1

XL House
8 St. Stephen's Green
Phone + 353 (0)1 400 5500
Fax + 353 (0)1 405 2033
xlgroup.com

Press Release

Contact:     David Radulski                Carol Parker Trott
Investor Relations            Media Relations
(203) 964-3470                (441) 294-7290

XL Group plc Publishes 2014 Global Loss Triangles

Dublin, Ireland - April 27, 2015 -- XL Group plc (NYSE: XL) announced today that it has published its Global Loss Triangles for the year ending December 31, 2014.

These documents are available in the Investor Relations section of XL's website located at www.xlgroup.com.

About XL Group plc

XL Group plc (NYSE:XL), through its subsidiaries, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises throughout the world. XL is the company clients look to for answers to their most complex risks and to help move their world forward. To learn more, visit www.xlgroup.com

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